UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2021

UAS Drone Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55504	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

1 Etgar Street, Tirat-Carmel, Israel	3903212
(Address of Principal Executive Offices)	(Zip Code)

011-972-4-8124101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2021, the board of directors (the “Board”) of UAS Drone Corp. (the “Company”) appointed Yossi Balucka to serve as its Chief Executive Officer and President, effective immediately. In addition, on March 25, 2021, the Board relieved Mr. Aharon from his roles as Chief Executive Officer and President of the Company but confirmed that Mr. Aharon will continue to serve as its Chief Technology Officer and Director.

Mr. Balucka, age 52, served for twenty-five years in various field and headquarters positions in the Israeli Navy and retired as Colonel. Following his retirement from the Israeli Navy, between 2014 and 2016, Mr. Balucka served as a senior executive and management member for retail and customer service at Partner Communications Ltd. (TASE:PTNR), one of the leading mobile telecommunications companies in Israel. From 2017 to 2019, Mr. Balucka served as the CEO of Electra Technologies Ltd., a division of Electra Ltd. (TASE:ELTR), which is active in the fields of integrated electro-mechanical and construction. Since 2019, Mr. Balucka has been providing global strategic consulting services in the field of defense for international corporations, including Elbit Systems.

In conjunction with his appointment as its Chief Executive Officer and President, the Company entered into a services agreement (the “Agreement”) with Mr. Balucka. In addition, Mr. Balucka will also serve as the CEO of the Company’s wholly-owned subsidiaries, Duke Robotics, Inc., a Delaware corporation, and Duke Airborne Systems Ltd., an Israeli corporation. Pursuant to the Agreement, Mr. Balucka will earn a monthly consulting fee of NIS 30,000 and shall be eligible for an annual bonus equal to up to six times his monthly consulting fee. The Agreement may be terminated by the Company or Mr. Balucka with sixty days’ prior notice. Mr. Balucka will also be subject to standard confidentiality, intellectual property assignment and non-compete provisions. In addition, Mr. Balucka will receive options to purchase 450,000 shares of the Company’s commons stock at an exercise price of $0.0001 per share, subject to and in accordance with the terms and conditions of a stock option plan to be established and approved by the Company at the discretion of the Board. The options shall vest over a three year period, with 50% of the options to vest on the first anniversary of the grant date, and the balance of 50% of the options to vest in equal parts on the second and third anniversary of the grant date, respectively.

No family relationships exist between Mr. Balucka and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Balucka and any other person pursuant to which Mr. Balucka was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Balucka has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP.
Dated: March 25, 2021
	By:	/s/ Shlomo Zakai
		Name:	Shlomo Zakai
		Title:	CFO